UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2024

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2024, the Board of Directors of Barnes Group Inc. (the “Company”) appointed Troy W. Ingianni to serve as the Company’s Principal Accounting Officer effective September 15, 2024. At that time, Marian Acker, currently the Company’s Vice President, Controller and Principal Accounting Officer, will be transitioning from her current role to Senior Advisor, as part of the orderly transition contemplated in the transition services agreement filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on November 8, 2023, as amended by the amendment to such agreement filed as Exhibit 10.10(ii) to the Company’s Annual Report on Form 10-K filed on February 26, 2024.

Mr. Ingianni, age 49, is presently the Company’s Vice President, Global Controller since September 1, 2024. He has been with the Company for over 13 years, serving in roles of increasing responsibility, most recently as the Company’s Assistant Corporate Controller from September 2023 to September 2024; Director, Accounting and Reporting from November 2019 to August 2023; and Director, SEC Reporting and Technical Accounting from December 2014 to October 2019. Prior to joining the Company, Mr. Ingianni was with Deloitte & Touche, LLP from September 2000 to August 2011, last serving in the role of Senior Manager – Audit Assurance and Advisory Services. Mr. Ingianni earned a Master of Science, Accounting (MSA) and Master of Business (MBA), Finance from the University of Connecticut.

There are no arrangements or understandings between Mr. Ingianni and any other person pursuant to which he was selected as an officer of the Company, nor are there any transactions in which Mr. Ingianni has an interest that would be reportable under Item 404(a) of Regulation S-K. There is no family relationship between Mr. Ingianni and any other director or officer of the Company.

Effective as of September 1, 2024, Mr. Ingianni’s annual base salary was increased to $270,000 and his target annual incentive award increased to 40% of his base salary, with a maximum payout of 80%. His target annual incentive award continues to be contingent on the Company’s ability to achieve its annual performance targets. In addition, on September 10, 2024, Mr. Ingianni received a one-time equity grant consisting of restricted stock units with a grant date fair value of approximately $125,000, one-third of which will vest on each of the 18, 30 and 42 month anniversaries of the date of grant, subject to continued employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: September 12, 2024	By:	/s/ Jay B. Knoll
Jay B. Knoll Senior Vice President, General Counsel